UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2012 (March 30, 2012)

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1201 Charleston Road

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2012, William H. Younger, Jr. resigned as a member of Board of Directors (the “Board”) of Omnicell, Inc. (“Omnicell”) effective immediately prior to Omnicell’s 2012 Annual Meeting of Stockholders.  Mr. Younger’s resignation was not the result of any disagreement with Omnicell on any matter relating to its operations, policies or practices, and Omnicell wishes to thank Mr. Younger for his 20 years of contribution to the Board.

Item 8.01.  Other Events.

In light of Mr. Younger’s resignation from the Board, the Board adopted resolutions at a special meeting held on March 30, 2012 reducing the number of authorized members of the Board from nine to eight, effective immediately prior to Omnicell’s 2012 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: April 4, 2012	By:	/s/ Dan S. Johnston
Dan S. Johnston
Vice President and
General Counsel